SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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GEOGLOBAL RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GEOGLOBAL RESOURCES INC.
SUITE #200, 625 – 4 AVENUE S.W.
CALGARY, ALBERTA     T2P 0K2     CANADA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2011

Notice is hereby given that the Annual Meeting of Stockholders (“the Meeting”) of GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) will be held in the Marquis Room at the Palliser Fairmont Hotel,  133 – 9 Avenue SW, Calgary, Alberta, T2P 2M3 at 3:30pm Mountain Time on Thursday, the 9th of June, 2011 for the following purposes:

1.	to elect five (5) directors to hold office until our next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
to consider and vote on a proposal to amend the Certificate of Incorporation of our Company to increase the authorized shares of Common Stock, par value $.001 per share, from 125,000,000 shares to 200,000,000 shares;

3.	to hold an advisory (non-binding) vote on executive compensation;

4.	to hold an advisory (non-binding) vote on how frequently stockholders should vote to approve compensation of the named executive officers; and

5.	to transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice of Annual Meeting of Stockholders.  Unless the context should otherwise require, references to “we”, “us” and “our” refer to GeoGlobal.  Only holders of shares of our Common Stock of record at the close of business on April 19, 2011 (the "Record Date") are entitled to notice of and to vote at the Meeting.

We hope that all of our stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed pre-addressed envelope which is intended for your convenience.

/s/ Patti J. Price
Patti J. Price, Secretary

Dated:  April 29, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 9, 2011

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available to registered holders on the internet at www.envisionreports.com/GGR and to beneficial/street holders at www.edocumentview.com/GGR

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PROXY STATEMENT

GENERAL INFORMATION

As permitted by rules adopted by the U.S. Securities and Exchange Commission, our Company will furnish proxy materials to our stockholders on the Internet instead of mailing printed copies of those materials to all of our shareholders.  This option allows our Company to provide our stockholders with information they need, while reducing our use of natural resources and saving on paper, printing and mailing costs.

If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice of Internet Availability.  The Notice of Internet Availability is being mailed to our stockholders on or about April 29, 2011 and provides instructions on how you may access and review the proxy materials on the internet as well as how to vote your shares.

Who May Vote
Holders of record of our Common Stock at the close of business on April 19, 2011 may vote at the Meeting.

How to Vote
You may vote in person at the Meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the Meeting.  You can always change your vote at the Meeting.

If you are a registered stockholder (meaning your name is included on the security holder file maintained by our transfer agent, Computershare Trust Co. N.A.), you can vote in person or by using the internet or telephone as instructed on the Notice of Internet Availability or by completing, signing, dating and returning your proxy card in the enclosed envelope.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.  Please note that if your shares are held by a bank, brokerage firm or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your bank, brokerage firm, or other holder of record.

Whether or not you expect to personally attend the Annual Meeting, we urge you to vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card.  Voting early will ensure the presence of a quorum at the meeting and will save our Company the expense and extra work of additional solicitation.  An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail.  Submitting your proxy now will not prevent you from voting at the meeting, as your vote by proxy is revocable at your option as set out below.

Voting by the internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated.  Most important, by using the internet or telephone, you help us reduce postage and proxy tabulation costs.

How Proxies Work
Our Board of Directors is asking for your proxy.  Giving us your proxy means you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for all, some or none of our director candidates.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the election of the five director candidates that have been nominated.

Matters to be Presented
We are not aware of any matters to be presented other than those described in this proxy statement.  If any matters not described in this proxy statement are properly presented at the Meeting, the proxies will use their own judgment to determine how to vote your shares.  If the Meeting is postponed or adjourned, the proxies will vote your shares on the new Meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy
If you are a registered stockholder, you may revoke your proxy before it is voted by:
•	Notifying our Secretary in writing before the Meeting at the address given on the cover page of this proxy statement; or
•	Voting in person at the Meeting.

If your shares are held in the name of your bank, brokerage firm or other nominee, you should follow the instructions received from them or contact your broker, in order to change your vote.

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Conduct of the Meeting
The Chairman of our Meeting has broad authority to conduct the Meeting in an orderly manner.  This authority includes establishing rules for stockholders who wish to address the Meeting.  Copies of these rules will be available at the Meeting.  The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Meeting is conducted in a manner that is fair to all stockholders.

Directions to the Meeting
The Fairmont Palliser Hotel is located in the heart of downtown Calgary just two blocks off the main light rail transit system network.  The street address is 133 – 9 Avenue SW, Calgary, Alberta T2P 2M3.  The Marquis Room is located on the Mezzanine level of the hotel.

Webcast of the Meeting
We are pleased to offer an audio/visual webcast of the Meeting.  You may listen to our Meeting via telephone or listen and view the live webcast by internet access, both as described below:

Webcast:
To listen and view the live webcast of the Meeting, you can go to our website at www.geoglobal.com and click on "Annual Meeting Webcast".  You may also listen and view the live webcast at the website of Canada News Wire Group at: http://event.on24.com/r.htm?e=307132&s=1&k=2EAAFA728DEC594D85619DB900B2DBCA

Webcast Replay:
The webcast replay will be available on our website at www.geoglobal.com from 5:00 p.m. EDT, Wednesday, June 9, 2011 until 11:59 p.m. on Thursday, June 17, 2011 and also on the CNW Group website for ninety (90) days from the date of the meeting.  Be advised that listening to the webcast via our website requires speakers and Windows Media Player.

Additional Information on the Annual Meeting
If you have questions or would like more information about the Meeting, you can contact us in any of the following ways:
•	Via the Internet:Go to our website, www.geoglobal.com, and click on the “Contact Us” link or send an e-mail directly to info@geoglobal.com to request additional stockholder information.

•	By telephone:+1 (403) 777-9250

•	By writing to the following address:Patti Price, Secretary
GeoGlobal Resources Inc.
#200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada
T2P 0K2

Contacting our Board
Our Board has provided a process for stockholders to communicate with its members.  Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Patti Price, Secretary, GeoGlobal Resources Inc., at the address given above.  You may make any concerns known confidentially to the non-employee directors by marking your envelope “Confidential” and addressing the communication to the Board of Directors, in care of the Secretary.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights
At the close of business on April 19, 2011 (the “Record Date”), we had 82,746,933 outstanding shares of Common Stock.

Each holder of Common Stock is entitled to one (1) vote per share at the Meeting.

In order to carry on the business of the Meeting, we must have a quorum.  This means that a majority of our issued and outstanding shares entitled to vote must be present in person or by proxy in order to constitute a quorum at the Meeting.

Assuming a quorum is present, the Director candidates who receive the most “for” votes will be elected to fill the five available seats on our Board.  Proposals 2 and 3 to be adopted require the affirmative vote of the holders of a majority of the outstanding shares of common stock.  With respect to Proposal 4 (the “say-on-frequency” vote), stockholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast.   Shares represented at the Meeting by a proxy reflecting abstentions or broker non-votes will be counted for the purpose of determining whether or not a quorum is present at the Meeting but will have no effect on the result of the votes on the election of Directors or on the result of other matters voted upon at the Meeting.  Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.  Absent instructions from you, your broker may vote your shares on the election of Directors.

Principal Stockholders
This table sets forth information as of the Record Date about persons we know to beneficially own more than five (5) percent of our voting Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Jean Paul Roy c/o GeoGlobal Resources Inc. Suite 200, 625 – 4 Avenue S.W. Calgary, Alberta T2P 0K2	32,229,991	39.0%
(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following the Record Date.  Includes 31,729,991 shares of Common Stock and 500,000 options to purchase Common Stock exercisable within 60 days of the Record Date.

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Security Ownership of Directors and Executive Officers
This table sets forth information as of the Record Date about the amount of Common Stock beneficially owned by our current directors and nominees for director, the named executive officers named in the Summary Compensation Table below and our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	(1)	Percentage of Outstanding Common Stock
Jean Paul Roy c/o GeoGlobal Resources Inc. Suite 200, 625 – 4 Avenue SW Calgary, Alberta T2P 0K2	32,229,991	(2) (7)	39.0%
Paul B. Miller	190,000	(9)	*
Brent J. Peters	250,000	(4)	*
Peter R. Smith	250,000	(5)	*
Michael J. Hudson	250,000	(6)	*
David D. Conklin	33,334	(8)	*
Anoop Poddar	-0-		*
Sunil Karkera	150,000	(10)	*
Allan J. Kent	905,000	(3) (7)	1.2%
Dr. Miles Leggett	325,000	(11)	*
All directors and executive officers as a group (10 persons)	34,583,325		41.8%

*	holds less than 1%
(1)
For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or of which he has the right to acquire the beneficial ownership within 60 days following the Record Date.

(2)	Includes 31,729,991 shares of Common Stock and 500,000 options to purchase Common Stock exercisable within 60 days following the Record Date.
(3)	Includes 405,000 shares of Common Stock and 500,000 options to purchase Common Stock exercisable within 60 days following the Record Date.
(4)	Includes options to purchase 250,000 shares of Common Stock exercisable within 60 days following the Record Date.
(5)	Includes options to purchase 250,000 shares of Common Stock exercisable within 60 days following the Record Date.
(6)	Includes options to purchase 250,000 shares of Common Stock exercisable within 60 days following the Record Date.
(7)
On September 2, 2008, Messrs. Roy and Kent entered into a Share Purchase Agreement (Agreement) with a private investor whereby Messrs Roy and Kent each agreed to sell on the closing date in a privately negotiated transaction 375,000 shares of our common stock at a price of $3.00 per share.  In accordance with the Agreement, the closing of the sale of 270,000 of Mr. Kent’s shares occurred on September 2, 2008 and the closing of the sale of Mr. Roy’s shares and the balance of Mr. Kent’s shares was to occur seven (7) days after the filing by Mr. Roy with the required Canadian securities regulatory authorities of a Form 45-102F1, Notice of Intention to Distribute Securities under Section 2.8 of NI 45-102.  Also on September 2, 2008, Messrs. Roy and Kent entered into a Securities Pledge Agreement with the private investor whereby they delivered to the investor an additional 600,000 shares of our common stock to secure the performance by Messrs. Roy and Kent of their agreement to indemnify the investor, should the investor elect to sell the shares, against any deficiency resulting to the investor between the purchase price for the shares of common stock plus a stipulated sum per share and the price realized from the sale during the period commencing six months and one day after the respective initial and subsequent closing dates of the investor’s purchase of the shares through the date seven months after such closing dates.  The sale of the 270,000 shares by Mr. Kent was completed and is reflected in the table above, however, because of intervening market conditions the completion of the purchase of the shares from Mr. Roy and the remaining shares from Mr Kent shares was not completed.  We have been advised by Messrs. Roy and Kent that an amendment to the Agreement is currently under negotiation.

(8)	Includes options to purchase 33,334 shares of Common Stock exercisable within 60 days following the Record Date.
(9)	Includes 40,000 shares of Common Stock and 150,000 options to purchase Common Stock exercisable within 60 days following the Record Date.
(10)	Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days following the Record Date.
(11)	Includes 25,000 shares of Common Stock and 300,000 options to purchase Common Stock exercisable within 60 days following the Record Date.

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Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and executive officers file reports with the Securities and Exchange Commission disclosing the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, changes in their ownership of our equity securities.  They must also provide us with copies of these reports.  These reports are required by Section 16(a) of the Securities Exchange Act of 1934.  We have reviewed copies of the reports we received from the individuals required to file the reports.  Based on our review of the copies of the reports, we believe that all filings required to be made by the reporting persons for the period January 1, 2010 through December 31, 2010 were made on a timely basis.

PROPOSALS FOR ADOPTION

PROPOSAL 1.                                ELECTION OF DIRECTORS

Our Board’s Nominating Committee has recommended and nominated the five director candidates named below, all of whom currently serve as our directors.  All of our directors are elected for one-year terms.  If a director nominee becomes unavailable before the annual meeting, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating Committee names one.  Each nominee has indicated that he is willing and able to serve as a director if elected, and, accordingly, our Board of Directors does not have in mind any replacement.

The nominees as Director and their ages are as follows:

Name	Age
Paul B. Miller	37
Jean Paul Roy	54
Michael J. Hudson	64
David D. Conklin	46
Anoop Poddar	37

Mr. Miller joined our Company in March 2010 and was elected a Director on September 15, 2010.  With the resignation of Mr. Roy as President and Chief Executive Officer effective August 17, 2010, Mr. Miller assumed on that date, the position of President and Chief Executive Officer.  Mr. Miller is responsible for presenting the Company to shareholders and investors as well as performing day to day operations in conjunction with current management.  Mr. Miller is a professional engineer licenced in Ontario and Alberta.  He has a depth of experience working in the oil and gas industry all over the world.  Originally from the East Coast of Canada, Mr. Miller has lived and worked throughout Canada having started his career in Alberta in 1997 working for Talisman Energy from 1997 to 2000 before moving on to Matrikon Inc., a global engineering consulting company, where he was employed in various management capacities from 2000 to 2010.  During his ten year tenure with Matrikon, he headed up business units in Australia, Eastern North America, and the Middle East prior to returning to Alberta.  Mr. Miller holds a Bachelor of Science degree in Chemical Engineering from the University of Alberta and in 2009 graduated from the Kellogg-Schulich Executive MBA program.

*      Mr. Miller’s experience and background with worldwide oil and gas exploration and production industry give him the opportunity to provide valuable insight and guidance to our Board of Directors and Company.   The Board believes that his understanding of the technical challenges associated with oil and gas exploration combined with his business background and training will help GeoGlobal realize the maximum value from our assets.  This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

Mr. Roy was elected a Director, President and Chief Executive Officer on August 29, 2003.  Effective August 17, 2010 Mr. Roy resigned his position of President and Chief Executive Officer.  Before joining GeoGlobal, Mr. Roy had been consulting in the oil and gas industry through his private company, GeoGlobal Technologies Inc. which he owned 100%.  Mr. Roy has in excess of twenty-eight years of geological and geophysical experience in basins worldwide as he has worked on projects throughout India, North and South America, Europe, the Middle East, the former Soviet Union and South East Asia.  His specialties include modern seismic data acquisition and processing techniques, and integrated geological and geophysical data interpretation.  Since 1981 he has held geophysical positions with Niko Resources Ltd., Gujarat State Petroleum Corporation, Reliance Industries, Cubacan Exploration Inc., PetroCanada, GEDCO, Eurocan USA and British Petroleum.  Mr. Roy graduated from St. Mary’s University of Halifax, Nova Scotia in 1982 with a B.Sc. in Geology and has been certified as a Professional Geophysicist.

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*           Mr. Roy was a founder of our Company and has been a Director since our inception in 2002 and continues to be the largest stockholder in the Company.  Mr. Roy has substantial technical experience in geology and geophysics and more specifically, the basins in which our Company holds its interests.  This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

Mr. Hudson was elected a Director of our Company on May 17, 2004.  Mr. Hudson is a retired partner with the accounting firm Grant Thornton LLP.  Mr. Hudson was with Grant Thornton for twenty years and with his experience in the oil and gas industry he was responsible for Assurance services and providing advice to private, not-for-profit and public company clients listed on Canadian and US exchanges.  Mr. Hudson spent two years in London, England assisting the Institute of Chartered Accountants in England and Wales with the start up of a consulting service to members on best practices for the management of their firms including ethics and governance issues.  Upon returning to Canada he went on secondment for 18 months with the Auditor General of Canada to learn and apply the disciplines of “value for money” auditing.  He was co-director of the comprehensive (value for money) audit of Statistics Canada reporting in the 1983 Auditor General’s Report.

*      Mr. Hudson has been a Director of our Company since 2004. He is a chartered accountant with over eighteen years of experience in the oil and gas sector.  He was a senior partner of an international accounting firm having clients in the public sector.  He is Chairman of our audit and compensation committees and also sits on the nominating committee.   This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

Mr. Conklin was elected a Director of our Company on May 11, 2009.  Mr. Conklin currently serves as counsel at Goodmans LLP, a law firm in Toronto, Ontario, Canada and specializes in commercial litigation with an emphasis on corporate governance and business valuation.  Before joining Goodmans LLP in 2007, Mr. Conklin practised for one year with Bernstein Litowitz Berger & Grossman LLP, a securities and class action firm in New York.  Prior thereto he was a partner and senior litigator at Lerners LLP, a leading Toronto litigation law firm.  Mr. Conklin has extensive experience appearing before all levels of civil courts in Ontario litigating commercial disputes involving shareholder and partnership disputes, oppression claims, breach of confidentiality and other fiduciary duties, secured and unsecured creditor claims, professional negligence claims and other related business law issues.  He represents shareholders, boards of directors and entrepreneurs of both private and public companies.  Mr. Conklin is currently an Executive in Residence at the Schulich School of Business, York University where he teaches courses in the MBA and EMBA programs on Corporate Governance Mergers and Acquisitions.  Throughout his career, Mr. Conklin has taught a variety of legal and business courses including trial advocacy at the University Of Toronto Faculty Of Law and the Advocates’ Society.  Mr. Conklin received his LL.M from Columbia University in New York City focusing on capital markets, corporate finance and governance issues and was admitted to the Law Society of Upper Canada in 1993 and to the New York State Bar in 2007.

*      Mr. Conklin brings to our Company his background in Canadian and United States law.  He is knowledgeable in matters of corporate governance and substantial corporate transactions, among other matters.  He sits on our audit committee.   This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

Mr. Poddar was elected a Director of our Company on September 15, 2010.  Mr. Poddar is currently a Partner and Investment Manager in the Aberdeen, UK office of Energy Ventures where he has been employed since 2008.  Energy Ventures is a venture capital firm focusing on equity investment into technology-focused companies in the oil and gas sector.  Mr. Poddar has extensive experience commencing in 1994 in the oil and gas industry in such capacities as a petroleum engineer, an investment banker and as vice president of corporate finance.  Originally from India, Mr. Poddar was a Drilling Engineer for Essar Oil in India for two years from 1994 to 1996, worked for five years internationally from 1997 to 2002 with Schlumberger as a Project Co-ordinator/Drilling Engineer and was the Associate/VP of Corporate Finance with Simmons and Company in the UK from 2004 to 2007.  Mr. Poddar holds a Bachelor of Engineering degree in Petroleum Engineering from the Indian School of Mines in Dhanbad, India, has a Master of Science degree in offshore engineering from the Robert Gordon University in Aberdeen, UK and has Masters in Business Administration degree from the Harvard Business School in Boston, USA.

*      Mr. Poddar will bring to our Company experience and knowledge in the petroleum engineering area of oil and gas exploration and production as well as his experience in the investment banking Investment Management.  These skills combined with an understanding of Indian culture and work environment give him the opportunity to provide valuable insight and guidance to our Board of Directors and Company.   This led the Board to conclude that, in the light of our business and structure at this time, it is appropriate for him to serve on our Board of Directors at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

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PROPOSAL 2.	APPROVE AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE.

The Board of Directors of our Company has recommended an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.001 par value, from 125,000,000 shares to 200,000,000 shares.  The proposed form of the Certificate of Amendment respecting the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A.

The amendment has received the unanimous approval of our Board of Directors and will be adopted by stockholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.

We are currently authorized to issue 125,000,000 shares of Common Stock, of which 82,746,933 shares were outstanding at the close of business on the Record Date for the Meeting.  Also at the Record Date, we had reserved an additional 22,517,363 shares under the terms of outstanding options and warrants and convertible securities, including shares reserved for future grants under the terms of our 2008 Stock Incentive Plan.  Accordingly, at the Record Date, under our Certificate of Incorporation as effective at that date, we have 19,735,704 unissued shares of Common Stock authorized for issuance which are not reserved for issuance under outstanding options and warrants and our 2008 Stock Incentive Plan.

In order for our Company to have sufficient shares unreserved and available for issuance for other corporate purposes, we are seeking stockholder approval of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue to 200,000,000 shares from 125,000,000 shares.

Other than shares intended for issuance upon the exercise of options and warrants outstanding or that may be granted, we have no present plans to issue any additional shares of our Common Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, any additional shares of Common Stock.

Reasons for the Proposed Increase in Authorized Shares.

Our Board of Directors recommends an increase in the number of authorized shares of the Company’s Common Stock from 125,000,000, shares to 200,000,000 shares.  Our Board of Directors believes it is desirable to increase the authorized shares of Common Stock in order to meet its existing contractual obligations under outstanding options and warrants and options that may be granted under the terms of our 2008 Stock Incentive Plan, as well as for future use for other corporate purposes, including possible acquisitions, financings, or stock dividends.  We have no plans at present to issue any of the additional shares of Common Stock we are seeking to have authority to issue.  Our Board of Directors generally will have the power to issue the additional authorized shares without stockholder approval.  All newly authorized shares will have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.  Under our Certificate of Incorporation, stockholders do not and will not have pre-emptive rights.  Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing stockholders.

Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE ABOVE PROPOSAL

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PROPOSAL 3.                                ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, our stockholders are being provided with an advisory (non-binding) vote on our executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every three years thereafter.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. Our Compensation Committee believes that our compensation policies and objectives should align with the stage of development of our operations, our operating objectives and the extent of realization of our objectives.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the operators of the exploration blocks.  Our Compensation Committee also believes that the compensation of our executive officers should enable our company to motivate and retain the talent we need to lead and make our company grow, be competitive with similar companies, be fair and reasonable, and where appropriate reward successful performance.

We encourage you to read our Compensation Discussion and Analysis contained within this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for or against, or to abstain from voting, on the following resolution:

 “Resolved, that the stockholders approve the compensation of our executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

The above referenced disclosures appear at pages 13 to 18 of this proxy statement.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “IN FAVOR OF” APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT).

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PROPOSAL 4.	ADVISORY (NON-BINDING) VOTE ON HOW FREQUENTLY STOCKHOLDERS SHOULD VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Act, our stockholders are being provided with an advisory (non-binding) vote on how frequently our stockholders should have an advisory (non-binding) vote on the compensation of our named executive officers. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. We refer to this non-binding advisory vote as the “say-on-frequency” vote. You may choose from the following alternatives: every year, every two years, every three years or you may abstain.

The “say-on-frequency” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our stockholders at least once every six years thereafter.

The Board of Directors believes that having an annual “say-on-pay” vote to approve the compensation of our named executive officers in satisfaction of U.S. disclosure rules is appropriate. The Board of Directors believes that more frequent “say-on-pay” votes will permit the reception of current feedback on a timely basis from our stockholders regarding our compensation program for our named executive officers, which will enable us to implement more quickly any modifications that the Board of Directors determines to be appropriate.

The affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF HOLDING A
NON-BINDING ADVISORY VOTE EVERY YEAR TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE SEC

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EXECUTIVE OFFICERS, COMPENSATION AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

Our executive officers as of the Record Date are as follows:

Name	Age	Position
Paul B. Miller	37	President and Chief Executive Officer
Sunil S. Karkera	37	Chief Financial Officer
Allan J. Kent	57	Vice President of Finance
Dr. Miles Leggett	43	Vice President of Exploration

Employment background for Messrs. Miller, Karkera, Kent and Leggett are described below.

Mr. Miller joined our Company in March 2010 and was elected a Director on September 15, 2010.  With the resignation of Mr. Roy as President and Chief Executive Officer effective August 17, 2010, Mr. Miller assumed on that date, the position of President and Chief Executive Officer.  Mr. Miller is responsible for presenting the Company to shareholders and investors as well as performing day to day operations in conjunction with current management.  Mr. Miller is a professional engineer licenced in Ontario and Alberta.  He has a depth of experience working in the oil and gas industry all over the world.  Originally from the East Coast of Canada, Mr. Miller has lived and worked throughout Canada having started his career in Alberta in 1997 working for Talisman Energy from 1997 to 2000 before moving on to Matrikon Inc., a global engineering consulting company, where he was employed in various management capacities from 2000 to 2010.  During his ten year tenure with Matrikon, he headed up business units in Australia, Eastern North America, and the Middle East prior to returning to Alberta.  Mr. Miller holds a Bachelor of Science degree in Chemical Engineering from the University of Alberta and in 2009 graduated from the Kellogg-Schulich Executive MBA program.

Mr. Karkera joined our Company in November 2009 and held the position of Corporate Controller until August 17, 2010 when Mr. Karkera was promoted to serve as the Chief Financial Officer.  Mr. Karkera is a Chartered Accountant from Canada and India and a Certified Public Accountant (Colorado) from USA with over 19 years of global experience with international accounting, advisory and consulting firms and with multi industry business groups, including the oil and gas industry.  Mr. Karkera moved to Canada from Dubai, UAE in 2005 and worked with Ernst & Young LLP, an international accounting firm from February 2005 until he joined GeoGlobal in 2009.  Prior thereto, Mr. Karkera worked with Pannell Kerr Forster, an international accounting firm, in Dubai, UAE from November 2000 to November 2004.  Mr. Karkera worked with RMS & Co (now PricewaterhouseCoopers), in Mumbai, India from April 1996 to October 2000.   Mr. Karkera started his career in the accounting field with a variety of positions with growth-orientated companies active in India.

Mr. Kent was elected a Director, Executive Vice President and Chief Financial Officer of our Company on August 29, 2003.  Mr. Kent did not stand for re-election to the Board of Directors at the September 15, 2010 Annual Meeting of Shareholders.  Effective August 17, 2010, Mr. Kent assumed new responsibilities as Vice President of Finance.  Mr. Kent has in excess of 28 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies.  Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry.  He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

Dr. Leggett joined our Company in 2006.  Dr. Leggett is an innovative geoscientist with particular expertise in quantitative interpretation, analysis and reservoir characterization.  Dr. Leggett has 13 years of experience with seismic inversion and quantitative interpretation for E&P and has extensive exposure to clastic and carbonate environments across the globe.  Prior to joining GeoGlobal, Dr. Leggett was employed by Fugro-Jason in both Canada and Dubai, Oman for 6 years and by Jason Geosystems in Rotterdam, London for the preceding 3 years.  His international experience also includes working for companies in Loughborough, U.K., Glasgow, U.K. and Switzerland.  Dr. Leggett received his B.Sc. Hons. (Upper Second) Geophysics from the University of Edinburgh in 1989 as well as his Ph.D. Borehole Seismic and Tomography from the Durham University in 1993.

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COMPENSATION
Summary Compensation Table
Annual Compensation as at December 31, 2010
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jean Paul Roy, (2) (3) (13) Director	2010 2009 2008	350,711 350,000 350,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	Nil Nil Nil	Nil Nil Nil	16,281 (7) 32,730 (8) 31,700 (8)	366,992 382,730 381,700
Allan J. Kent, (2) (4) (14) VP Finance	2010 2009 2008	215,469 212,750 212,750	5,000 -0- -0-	-0- -0- -0-	-0- -0- -0-	Nil Nil Nil	Nil Nil Nil	22,404 (9) 27,903 (10) 32,150 (10)	242,873 240,653 244,900
Paul B. Miller, (2) (5) (13) President and CEO	2010	183,333	-0-	-0-	124,001	Nil	Nil	83,352 (11)	390,686
Sunil Karkera, (6) CFO	2010 2009	143,051 18,221	16,605 9,457	-0- -0-	127,833 -0-	Nil Nil	Nil Nil	5,810 (12) 715 (12)	293,299 28,393

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC 718.
(2)	Messrs. Miller, Roy and Kent were Directors or are currently Directors of our Company; however they receive no additional compensation for serving in those capacities.
(3)	Up to August 17, 2010, the salary amounts were paid to Roy Group (Barbados) Inc., a company controlled by Mr. Roy, pursuant to the terms of an agreement described below.
(4)
Up to August 17, 2010 salary amounts were paid to D.I. Investments Ltd., a company controlled by Mr. Kent, pursuant to a Financial Services Agreement described below.  Subsequent to August 17, 2010, the salary amounts paid to Mr. Kent are pursuant to an Employment Agreement as described below.

(5)	The salary amounts paid to Mr. Miller are pursuant to an oral arrangement described below.
(6)
The salary amounts paid to Mr. Karkera from November 9, 2009 to August 17, 2010 were paid pursuant to an offer of employment agreement for services as Corporate Controller.  Subsequent to August 17, 2010, the salary amounts paid are pursuant to an Employment Agreement as described below for services as Chief Financial Officer.

(7)	Costs paid for by us included in this amount are $16,281 for medical coverage for Mr. Roy and his family up to August 8, 2010.
(8)	Costs paid for by us included in this amount are for medical coverage for Mr. Roy and his family in the amount of $32,730 for 2009 and $31,700 for 2008.
(9)	Costs paid for by us included in this amount are $22,404 for medical coverage for Mr. Kent and his family up to September 20, 2010.
(10)	Costs paid for by us included in this amount are for medical coverage for Mr. Kent and his family in the amount of $27,903 for 2009 and $32,150 for 2008.
(11)	Costs paid for by us included in this amount are $83,352 for moving costs to relocate Mr. Miller and his family.
(12)	This amount is an RRSP contribution by us in the amount of $5,810 for 2010 and $715 for 2009.
(13)	Up to August 17, 2010, Mr. Roy performed the duties of President and Chief Executive Officer. Subsequent to August 17, 2010, Mr. Miller performed the duties of President and Chief Executive Officer.
(14)	Up to August 17, 2010, Mr. Kent performed the duties of Executive VP and CFO. Subsequent to August 17, 2010, Mr. Kent performed the duties of Vice President of Finance.

Narrative Disclosure to Summary Compensation Table
From the period of August 29, 2003 to August 17, 2010 the services of Mr. Roy as President and Chief Executive Officer were provided to us under a Technical Services Agreement with Roy Group (Barbados) Inc., a company controlled by Mr. Roy for consideration of $350,000 per year.   Effective August 18, 2010 Roy Group (Barbados) Inc. charges consulting fees based on the time expended to provide technical services to the Company as assigned by the Company and to bring new oil and gas opportunities to the Company.

Up to August 17, 2010, the services of Mr. Kent as Executive Vice President and Chief Financial Officer were provided to us pursuant to a Financial Services Agreement with D. I. Investments Ltd., a company controlled by Mr. Kent.  The agreement provided for an annual fee payable of $212,750 effective January 1, 2008 to August 17, 2010 for consulting services.  Subsequent to August 17, 2010 the services of Mr. Kent as Vice President of Finance are provided to us pursuant to an Employment Agreement.  The agreement provides for annual compensation of $220,000.

From March 1, 2010 to August 17, 2010 the services of Mr. Miller as an Executive were provided to us pursuant to an oral agreement for annual compensation of $220,000.  Subsequent to August 17, 2010 the services of Mr. Miller as President and Chief Executive Officer continued to be provided to us pursuant to an oral agreement for annual compensation of $220,000.

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From the period of November 9, 2009 to August 17, 2010 the services of Mr. Karkera as Corporate Controller were provided to us pursuant to an offer of employment which provided annual compensation of Cdn$132,000.  Subsequent to August 17, 2010 the services of Mr. Karkera as Chief Financial Officer are provided to us pursuant to an Employment Agreement.  The agreement provides for annual compensation of $155,000.

Grants of Plan-Based Awards
Grants of plan-based awards were made to our named executive officers during the year 2010 as set below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date (mm/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paul B. Miller	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	50,000 (1)	1.50	1.0402
Paul B. Miller	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	50,000 (1)	2.25	1.0315
Paul B. Miller	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	50,000 (1)	3.00	1.0244
Sunil S. Karkera	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	30,000 (2)	1.50	1.0402
Sunil S. Karkera	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	30,000 (2)	2.25	1.0315
Sunil S. Karkera	05/27/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	30,000 (2)	3.00	1.0244
Sunil S. Karkera	02/04/10	-0-	-0-	-0-	-0-	-0-	-0-	-0-	60,000 (3)	1.65	1.1334

(1)	Of the total 150,000 options awarded, 75,000 vested on November 27, 2010 and 75,000 will vest on May 27, 2011.
(2)	Of the total 90,000 options awarded, 45,000 vested on November 27, 2010 and 45,000 will vest on May 27, 2011.
(3)	These options vest on March 31, 2011.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to our named executive officers regarding outstanding equity awards at December 31, 2010.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date mm/dd/yy	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jean Paul Roy	500,000 (1)	-0-	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-
Allan J. Kent	500,000 (1)	-0-	-0-	3.95	07/25/16	-0-	-0-	-0-	-0-
Paul B. Miller	50,000 (2)	-0-	-0-	1.50	05/27/20	-0-	-0-	-0-	-0-
Paul B. Miller	25,000 (2)	-0-	-0-	2.25	05/27/20	-0-	-0-	-0-	-0-
Paul B. Miller	-0-	25,000 (3)	-0-	2.25	05/27/20	-0-	-0-	-0-	-0-
Paul B. Miller	-0-	50,000 (3)	-0-	3.00	05/27/20	-0-	-0-	-0-	-0-
Sunil S. Karkera	30,000 (2)	-0-	-0-	1.50	05/27/20	-0-	-0-	-0-	-0-
Sunil S. Karkera	15,000 (2)	-0-	-0-	2.25	05/27/20	-0-	-0-	-0-	-0-
Sunil S. Karkera	-0-	15,000 (3)	-0-	2.25	05/27/20	-0-	-0-	-0-	-0-
Sunil S. Karkera	-0-	30,000 (3)	-0-	3.00	05/27/20	-0-	-0-	-0-	-0-
Sunil S. Karkera	-0-	60,000 (4)	-0-	1.65	12/31/12	-0-	-0-	-0-	-0-

(1)	Of these options, 250,000 vested on each of December 31, 2006 and July 25, 2007.
(2)	These options vested on November 27, 2010.
(3)	These options vest on May 27, 2011.
(4)	These options vest on March 31, 2011.

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Option Exercises and Stock Vested
The following table provides information with respect to the named executive officers regarding option exercises and stock that vested during the fiscal year ended December 31, 2010.
	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jean Paul Roy	-0-	-0-	-0-	-0-
Allan J. Kent	-0-	-0-	-0-	-0-
Paul B. Miller	-0-	-0-	-0-	-0-
Sunil S. Karkera	-0-	-0-	-0-	-0-

Director Compensation
The following table provides information with respect to compensation of our Directors during the year ended December 31, 2010.  Additional compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Peter Smith	24,000	-0-	50,263	-0-	-0-	-0-	74,263
Brent Peters	24,000	-0-	50,263	-0-	-0-	-0-	74,263
Michael Hudson	30,000	-0-	50,263	-0-	-0-	-0-	80,263
David Conklin	324,000	-0-	28,209	-0-	-0-	-0-	352,209
Subir Raha	2,000	-0-	40,408	-0-	-0-	-0-	42,408
Anoop Poddar	7,000	-0-	9,855	-0-	-0-	-0-	16,855
Jean Paul Roy	350,711	-0-	-0-	-0-	-0-	16,281 (2)	366,992
Allan J. Kent	220,469	-0-	-0-	-0-	-0-	22,404 (3)	242,873
Paul B. Miller	183,333	-0-	124,001	-0-	-0-	83,352 (4)	390,686

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC 718.
(2)	Costs paid for by us included in this amount are $16,281 for medical coverage for Mr. Roy and his family up to August 8, 2010.
(3)	Costs paid for by us included in this amount are $22,404 for medical coverage for Mr. Kent and his family up to September 20, 2010.
(4)      Costs paid for by us included in this amount are $83,352 for moving costs to relocate Mr. Miller and his family.

Narrative Disclosure to Director Compensation Table
Effective May 11, 2009 our Company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, each of our Independent Directors, as such term is defined under the NYSE Amex Company Guide, will receive an annual retainer of $24,000 payable in monthly instalments, and the Chairperson of our Audit Committee will receive an additional annual retainer of $6,000 payable in monthly instalments.

On September 24, 2009 a Special Committee of the Board of Directors was created for a six month period consisting of Mr. David Conklin as an independent director to perform the duties of and for this Special Committee.  The Board of Directors extended the terms of the Special Committee and as such, Mr. Conklin received $25,000 each month during 2010 for his duties performed of and for this Special Committee.  Subsequent to December 31, 2010 the Board of Directors amended the terms of the Special Committee to terminate at the end of January 2011 and effective February 1, 2011 Mr. Conklin will act as Special Advisor to the Chief Executive Officer and be paid monthly compensation of Cdn$13,500.

Our Directors are also reimbursed for out-of-pocket expenses in attending meetings.

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Pursuant to the terms of our 2008 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our stock incentive plans, all of our Directors, other than Messrs. Miller, Roy and Kent are/were considered non-employee Board members.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee were officers or employees of our Company during the year ended December 31, 2010 or were former officers of our Company or had any other relationship with our Company requiring disclosure.

Compensation Discussion and Analysis
Policies and Objectives
Our Compensation Committee believes that our compensation policies and objectives should align with and reflect the stage of development of our operations, our operating objectives and the extent of realization of our objectives.  Our Compensation Committee believes that our policies and objectives must take into consideration our specific business objectives and manner of achieving those objectives and our ability to implement those objectives under the terms of the PSCs to which we are a party.  Accordingly, our compensation policies and objectives should be based on both our successes in entering into and pursuing joint venture arrangements, as well as the progress and success of the exploration and drilling activities of those ventures, whether undertaken directly by us or through the operators of the exploration blocks.

Our Compensation Committee also believes that the compensation of our executive officers should be based on the principles that the levels of compensation must enable our Company to motivate and retain the talent we need to lead and make our Company grow.  Our Compensation Committee further believes that the compensation levels must be competitive with other companies, be fair and reasonable and, where appropriate, reward successful performance.  Our Compensation Committee relies upon its judgment in making compensation decisions.

Because it believes such a structure is most appropriate to our Company’s stage of development, the Compensation Committee has followed the practices established in 2005 of providing a compensation package to our executive officers consisting of monetary compensation and stock options.  Our Compensation Committee believes that the impact of applicable Canadian, United States and other foreign tax laws should be considered with respect to the compensation paid and the form of the compensation.  Our Compensation Committee does not establish any specific performance or target goals.

Direct Monetary Compensation
In a meeting in December 2007, the Compensation Committee considered in arriving at compensation for the fiscal year 2008 and beyond, among other things, the level of compensation for the named executive officers during the prior fiscal years, the compensation levels paid by the peer group of companies as found in a compensation report prepared by Lane Caputo for the Company dated December 10, 2007, the growth and complexity of the named executive officers tasks during the year and our Company’s overall business plans for further growth in the following fiscal years.  We participated in the Lane Caputo December 2010 International Oil and Gas Exploration and Production Compensation Survey and as such, the survey was reviewed by the Compensation Committee and accordingly, the Compensation Committee made recommendations for the compensation for fiscal year 2010 and beyond in line with the findings of the updated report.

The direct monetary compensation of our named executive officers is based on the scope of their duties and responsibilities and individual performance in fulfilling those duties and responsibilities, in addition to the other factors described above.  Because of the inherently uncertain nature of the outcome of our oil and gas exploration activities, and the extended period of time over which the success of our activities will be determined, the Compensation Committee believes that because the Company’s ability to achieve its objectives is greatly dependent upon the activities of the operators of the drilling blocks in which we have an interest, the Company’s success in its exploration and drilling activities during a particular year should not be the sole measure by which the direct monetary compensation of our executive officers is determined.  The Compensation Committee also recognizes that our Company’s opportunity to enter into additional production-sharing or other contracts or acquire interests in ventures that are parties to such contracts is limited by the availability of contracts and our Company’s capital.  However, the Committee recognizes that future successes may lead it to award cash or other bonuses determined at that time and in the light of future events.

Our Compensation Committee had no meetings during the year ended December 31, 2010, however, two resolutions were circulated to the members of the Compensation Committee and both resolutions were signed by all members.

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Equity Compensation
Our Compensation Committee believes that a material element of executive compensation should be the award of equity grants.  This element of compensation has taken the form of grants of options under our Stock Incentive Plan but other forms of equity grants may be considered.  The Compensation Committee believes the award of equity grants has the effect of aligning compensation to the future growth and success of our Company.

Equity grants are the only form of long-term compensation utilized to compensate our named executive officers at this time.  The Compensation Committee does not consider any relationship between Direct Monetary Compensation and Equity Compensation in making equity grants.  These grants are not based on any strict formula but rather are determined in the light of practices at the peer group selected, our Company’s past practices, and our overall corporate performance during the period relative to our progress made in achieving our overall business plan objectives and achieving stockholder value.

The Compensation Committee awarded equity grants to certain of our named executive officers in 2010.  See “Item 11 – Executive Compensation - Outstanding Equity Awards at Fiscal Year-End” for the schedule of award contained in our Annual Report on Form 10-K filed on March 31, 2011.

Other Benefits - Change of Control
We have no arrangements with our Directors regarding any monetary payments to them in the event of a change in control of our Company.

However, we do have arrangements with our named executive officers regarding monetary payments to them in the event of a change in control of our Company.  Disbursements to the Executive Officers under these arrangements cover such payments as unpaid base salary, unpaid vacation pay and any unpaid bonus as approved by the Board of Directors as well as a lump sum amount which is determined based on length of service.

In the event that our Company is acquired by merger or sale of substantially all of its assets or of securities possessing more than 50% of the total combined voting power of our outstanding securities, outstanding options granted under our 1998 Stock Incentive Plan and/or our 2008 Stock Incentive Plan containing vesting provisions, including those held by executive officers and Directors, immediately vest.  Each outstanding option which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full and become fully vested, subject to certain exceptions.  Our Stock Incentive Plans contain discretionary provisions regarding the grant of options with vesting provisions.  Options may also immediately vest in connection with a change in the majority of the Board of Directors of our Company by reason of one or more contested elections for Board membership.

Perquisites
Our executive officers receive perquisites in the form of medical insurance coverage for executives and their families.  Our executives are also reimbursed for out-of-pocket expenses on a cost recovery basis for expenses such as travel, hotel, meals and entertainment expenses incurred by them.

In addition, travel expenses of Mr. Roy will be paid for travel to India as approved by the Board of Directors based on the duration and purpose of the trip.

Structure of Compensation Arrangements
We have entered into the following arrangements regarding our executive officers.

We have an agreement with Roy Group (Barbados) Inc. under which, Roy Group (Barbados) Inc., a company controlled by Mr. Roy agreed to perform such geologic and geophysical duties as are assigned to it by our Company.  Mr. Roy performs services for us in his capacity as an employee of Roy Group (Barbados) Inc. and we pay compensation to Roy Group (Barbados) Inc.  Expenses incurred by Mr. Roy in connection with our Company are reimbursed to Roy Group (Barbados) Inc. including travel expenses, hotel, meals, entertainment, computer costs and amounts billed to third parties.

Mr. Kent’s services up to August 17, 2010 were provided through D.I. Investments Ltd., a company controlled by Mr. Kent pursuant to a Financial Services Agreement.  Subsequent to August 17, 2010 Mr. Kent’s services are provided pursuant to an Employment Agreement.  In addition, we pay for medical insurance for Mr. Kent and his family.  Expenses incurred by Mr. Kent in connection with the Company are reimbursed to him including travel, hotel, meals and entertainment expenses.

The services of Mr. Miller are provided to us pursuant to an oral agreement.  In addition, we pay for medical insurance for Mr. Miller and his family.  Expenses incurred by Mr. Miller in connection with the Company are reimbursed to him for travel, hotel, meals and entertainment expenses.

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Up to August 17, 2010 the services of Mr. Karkera as Corporate Controller were provided to us pursuant to an offer of employment.  Subsequent to August 17, 2010 the services of Mr. Karkera as Chief Financial Officer are provided to us pursuant to an Employment Agreement.  In addition, we pay for medical insurance for Mr. Karkera and his family.  Expenses incurred by Mr. Karkera in connection with the Company are reimbursed to him including travel, hotel, meals and entertainment expenses.

Director Compensation
Effective May 11, 2009 our Company’s Board of Directors adopted an Independent Director Compensation Policy.  Under the Policy, each of our Independent Directors, as such term is defined under the NYSE Amex Company Guide, will receive an annual retainer of $24,000 payable in monthly instalments, and the Chairperson of our Audit Committee will receive an additional annual retainer of $6,000 payable in monthly instalments.

On September 24, 2009 a Special Committee of the Board of Directors was created for a six month period consisting of Mr. David Conklin as an independent director to perform the duties of and for this Special Committee.  The Board of Directors extended the terms of the Special Committee and as such, Mr. Conklin received $25,000 per month during 2010 for his duties performed of and for this Special Committee.  Subsequent to December 31, 2010, the Board of Directors amended the terms of the Special Committee to terminate at the end of January 2011 and effective February 1, 2011 Mr. Conklin will act as Special Advisor to the Chief Executive Officer and be paid monthly compensation of Cdn$13,500.

Our Directors are also reimbursed for out-of-pocket expenses in attending meetings.

Pursuant to the terms of our 2008 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.  In addition, on the date of each annual stockholder meeting provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person’s cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of our Stock Incentive Plan, all of our Directors, other than Messrs. Miller, Roy and Kent, are/were considered non-employee Board members.

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2010 Annual Report on Form 10-K and the Proxy Statement for the 2011 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee:
Michael J. Hudson (Chairman)
Brent J. Peters

The above Compensation Committee Report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

Corporate Governance
Our Board has adopted corporate governance guidelines in conjunction with the listing of our shares on the NYSE Amex Exchange.  These guidelines address items such as our Board composition, Director qualifications and responsibilities, the functioning of the Board, Board Committees and other governance practices and policies.  In addition, we have a Code of Business Conduct Policy that applies to all our officers, directors and employees.  The Code and amendments thereto are available in the “Corporate Governance” section of our website at www.geoglobal.com .  The charters of each of the Board’s Nominating, Audit and Compensation Committees are also posted on our website.  More information on our Board and its committees can be found below under the caption, “Committees and Meetings of the Board of Directors” in this proxy statement.

Our Board has determined that each of our non-employee directors is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are available in the “Corporate Governance” section of our website www.geoglobal.com and in accordance with applicable NYSE Amex rules.  Independent directors currently constitute 71.4% of our Board.

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COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
At our Annual Meeting of Stockholders held on September 15, 2010, Messrs. Miller, Roy, Peters, Smith, Hudson, Conklin and Poddar were elected to serve as Directors of our Company until our annual meeting of stockholders in 2011 and the election and qualification of their successors.

We do not have a set policy that requires the members of the Board of Directors to be present at our annual meetings but we do expect their attendance unless circumstances permit otherwise.  At the 2010 Annual Meeting of Stockholders, all members of the Board of Directors were in attendance, with the exception of Mr. Anoop Poddar, who was a nominee for election.

On February 2, 2010, we announced that Mr. Subir Raha, a then Director of our Company, had passed away.

Our Board of Directors has determined that Messrs. Peters, Smith, Hudson, Conklin and Poddar are “independent directors” under the listing standards of the NYSE Amex.

Our Board of Directors had fourteen meetings during the year ended December 31, 2010.  Of these fourteen meetings, Mr. Roy was unable to attend two of the meetings and each of Messrs. Poddar, Smith, Peters and Kent were unable to attend one meeting, all of which were  held by conference call.

Audit Committee
Our Board of Directors has appointed an Audit Committee in accordance with section 3(a)(58)(A) of the Exchange Act consisting of Messrs. Hudson, who is the Chairman, Mr. Peters and Mr. Conklin, each of whom have been determined to be an “independent director” under the listing standards of the NYSE Amex.  Under our Audit Committee Charter, adopted as amended on March 6, 2005, our Audit Committee’s responsibilities include, among other responsibilities:
•	the appointment, compensation and oversight of the work performed by our independent auditor,
•	the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor,
•
at least annually to obtain and review a report by our independent auditor as to relationships between the independent auditor and our Company so as to assure the independence of the independent auditor,

•	review the annual audited and quarterly financial statements with our management and the independent auditor, and
•	discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Our Board of Directors has determined that Mr. Michael J. Hudson has the attributes of an Audit Committee Financial Expert and as such, serves as the Audit Committee Financial Expert on our Audit Committee.

Our Audit Committee had four meetings during the year ended December 31, 2010, of which all were held by conference telephone call.  All members of the Audit Committee attended all four meetings with the exception of Mr. Peters who was unavailable for one meeting.

Our Audit Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

Audit Committee Report
On March 28, 2011, our Audit Committee discussed our audited consolidated financial statements with management and discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 and received the written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1 which confirmed KPMG’s independence as auditor.  Based on that review and those discussions, our Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Michael J. Hudson, Chairman
Brent J. Peters
David D. Conklin

As provided under the rules of the Securities and Exchange Commission, the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A, other than as provided in Item 407 of Regulation S-K.

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Compensation Committee
Our Compensation Committee consists of Mr. Hudson whom is the Chairman and Mr. Peters, both of whom have been determined to be an “independent” director under the listing standards of the NYSE Amex.  Our Compensation Committee, which has adopted a charter, among other things, exercises general responsibility regarding overall employee and executive compensation.  Our Compensation Committee sets the annual salary, bonus and other benefits of the President and the Chief Executive Officer and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer.  Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) may meet with senior officers of our Company to discuss objectives, explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in the Committee meetings, for instance, the impact that its decisions may have on our financial statements.  The Committee’s interactions with management seek to achieve a balance between receiving management’s opinion but still ensuring that management is not, in effect, establishing the terms and parameters for its own compensation.  In certain instances, where management has proposed objectives that are more aggressive than those proposed by the Committee, the Committee may elect to utilize management’s milestones rather than its own.

Our Compensation Committee had no meetings during the year ended December 31, 2010, however, two resolutions were circulated to the members of the Compensation Committee and both resolutions were signed by all members.

Our Compensation Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

Nominating Committee and Director Nominations
Our Nominating Committee consists of Mr. Smith, who is the Chairman, Mr. Peters and Mr. Hudson, each of whom have been determined to be an “independent director” under the listing standards of the NYSE Amex.  Our Nominating Committee, among other things, exercises general responsibility regarding the identification of individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders.  Our Board of Directors has adopted a charter for the nominating committee.

The Nominating Committee had no meetings during the year ended December 31, 2010 however one resolution was circulated to the members of the Nominating Committee and was signed by all members.

Our Nominating Committee will seek out nominees for new directors as vacancies become available using the following criteria: a majority of the directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to our success and our operations.

Our Nominating Committee Charter is available in the “Corporate Governance” section of our website at www.geoglobal.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2003 we entered into a Participating Interest Agreement with Roy Group (Mauritius) Inc., a corporation wholly owned by Jean Paul Roy, our President, Chief Executive Officer, a Director and principal stockholder, whereby we assigned and hold in trust for Roy Group (Mauritius) Inc. subject to the Government of India consent, 50% of the benefits and obligations of the PSC covering the KG Offshore Block and the Carried Interest Agreement leaving us with a net 5% participating interest in the KG Offshore Block and a net 5% carried interest in the Carried Interest Agreement.  Under the terms of the Participating Interest Agreement, until the Government of India consent is obtained, we retain the exclusive right to deal with the other parties related to the KG Offshore Block and the Carried Interest Agreement and are entitled to make all decisions regarding the interest assigned to Roy Group (Mauritius) Inc.  Roy Group (Mauritius) Inc. has agreed to be bound by and be responsible for the actions taken by, obligations undertaken and costs incurred by us in regard to Roy Group (Mauritius) Inc.’s interest, and to be liable to us for its share of all costs, interests, liabilities and obligations arising out of or relating to the Roy Group (Mauritius) Inc. interest.  Roy Group (Mauritius) Inc. has agreed to indemnify us against any and all costs, expenses, losses, damages or liabilities incurred by reason of Roy Group (Mauritius) Inc.’s failure to pay the same.

Subject to obtaining the government consent to the assignment, Roy Group (Mauritius) Inc. is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the KG Offshore PSC.

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We have a right of set-off against sums owing to us by Roy Group (Mauritius) Inc.  In the event that the Government of India consent is delayed or denied, resulting in either Roy Group (Mauritius) Inc. or our Company being denied an economic benefit either would have realized under the Participating Interest Agreement, the parties agreed to amend the agreement or take other reasonable steps to assure that an equitable result is achieved consistent with the parties’ intentions contained in the Participating Interest Agreement.  In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the agreement.  We have not yet obtained the consent of the Government of India.  As a consequence of this transaction, we report our holdings under the KG Offshore PSC and Carried Interest Agreement as a net 5% participating interest.

On August 29, 2003 we entered into a Technical Services Agreement with Roy Group (Barbados) Inc., a corporation wholly owned by Mr. Roy, whereby Roy Group (Barbados) Inc. agreed to perform geological and geophysical duties assigned to it by our Company.  The term of the agreement, as amended, extends through December 31, 2010 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  On January 31, 2006, the terms of the agreement were amended to amend the fee payable from $250,000 to $350,000 effective January 1, 2006.  Roy Group (Barbados) Inc. is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits Roy Group (Barbados) Inc. from disclosing any of our confidential information and from competing directly or indirectly with us for a period ending December 31, 2010 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement terminated on August 17, 2010, however the confidentiality and non-competition provisions survive this termination.  Roy Group (Barbados) Inc. received $350,711 from us during 2010 under the terms of this agreement.

Roy Group (Barbados) Inc. was reimbursed for expenses such as travel, hotel, meals and entertainment, computer costs and amounts billed to third parties incurred by Mr. Roy during 2010.  Additionally, we paid for medical insurance coverage for Mr. Roy and his family during 2010 in the amount of $16,281.  At December 31, 2010, we owed Roy Group (Barbados) Inc. $16,200 for services provided and expenses incurred on behalf of our Company which amount bears no interest and has no set terms of repayment.

During the year ended December 31, 2010 Mr. Allan J. Kent who was Executive Vice President, Chief Financial Officer and a Director, was paid $133,827 by us for consulting services of Mr. Kent which are provided to us pursuant to a contract with D.I. Investments Ltd., a corporation wholly-owned by him which expired on August 17, 2010.

D.I. Investments Ltd. was reimbursed for expenses such as travel, hotel, meals and entertainment and expenses incurred directly throughout 2010.  Additionally, we paid for medical insurance coverage for Mr. Kent and his family during 2010 in the amount of $22,404.  At December 31, 2010, we owed D.I. Investments Ltd. $nil as a result of services provided and expenses incurred on behalf of our Company.

During the year ended December 31, 2010 Amicus Services Inc., a company controlled by Mr. Vincent Roy, a brother of Jean Paul Roy, our President, Chief Executive Officer and President, was paid $51,783 by us for consulting fees for services rendered pursuant to an oral agreement.  Amicus Services Inc. provided, pursuant to the agreement, IT and computer related services to cover such duties as: organizing, managing and maintaining a geological database in Canada relating to our exploration interests an India and elsewhere; upgrading on a continuing basis all information systems (both software and hardware) and network systems (including onsite and offsite backups of data and security issues) of a corporate nature; and providing ongoing IT services as required to Calgary staff.  The hourly rate paid to Amicus Services Inc. throughout 2010 was Canadian $70.00.  We are provided these IT services approximately three days per week.  The oral agreement can be immediately terminated by either party at any time by notice given to the other party.

At December 31, 2010 we owed Amicus Services Inc. $11,355 as a result of services provided and expenses incurred on behalf of our Company.

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RELATIONSHIP WITH PUBLIC ACCOUNTANTS

Our Audit Committee selected KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.  The same firm was our independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2009 and 2008.  We do not require a representative of KPMG, LLP to be present at the Meeting but we do expect a representative to be present and available to respond to appropriate questions or make a statement if they desire to do so.

Audit and Related Fees
The following sets forth fees we incurred for professional services provided by KPMG, LLP and Ernst & Young LLP for accounting services rendered during the years ended December 31, 2010 and December 31, 2009, respectively.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2010	359,247	26,407	14,702	--	400,356
2009	388,432	4,424	91,228	9,790	493,874

Our Board of Directors believes that the provision of the services during the years ended December 31, 2010 and December 31, 2009 is compatible with maintaining the independence of KPMG LLP.  Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our Company by our independent auditor.  Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.  The services provided by KPMG LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial reports filed with the Securities and Exchange Commission.  Audit Related Fees include services rendered in connection with a follow-up the review of other filings with the Securities and Exchange Commission.  Tax Fees include services rendered relating primarily to tax compliance, consulting, customs and duties.  All Other Fees include administration fees to cover various expenses and SOX related work performed to date.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR 2012 ANNUAL MEETING

Under Rule 14a-8 of the Securities and Exchange Act, any proposals or director nominations which stockholders intend to present for a vote of stockholders at our 2012 annual meeting and which such stockholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by December 30, 2011 and must otherwise comply with the requirements of Rule 14a-8.  After that date, the submission of stockholder proposals will be considered untimely.  Our Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as such requirements have been established by the Securities and Exchange Commission.  See also our policy entitled, “Nominating Committee and Director Nominations,” on Page 20 of this proxy statement.  All notices should be directed to: Corporate Secretary, GeoGlobal Resources Inc., #200, 625 – 4 Avenue S.W., Calgary, Alberta, Canada T2P 0K2.

GENERAL

The cost of soliciting proxies will be borne by us.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-K and the subsequent Form 10-K/A for the year ended December 31, 2010, including consolidated financial statements, is available on our website at www.geoglobal.com or on the SEC and SEDAR websites at http://www.sec.gov and www.sedar.com respectively.  If you wish to receive a hard copy of that report, contact us by writing to the address as provided on Page 5 of this document.  That report is not part of the proxy soliciting information.

By Order of the Board of Directors

/s/  Patti J. Price
Patricia J. Price,
Corporate Secretary

Dated:  April 29, 2011

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Exhibit A
Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF GEOGLOBAL RESOURCES INC.

GeoGlobal Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a Meeting of the Board of Directors of GeoGlobal Resources Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

The total number of shares of stock which the Corporation shall have the authority to issue is two-hundred one million (201,000,000), consisting of two-hundred million (200,000,000) shares of Common Stock, each such share having a par value of $.001, and one million (1,000,000) shares of Preferred Stock, each such share having a par value of $.01.  The Board of Directors is expressly authorized to issue preferred stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said GeoGlobal Resources Inc. has caused this Certificate to be signed by Paul B. Miller, its President, and Patti Price, its Secretary, this ___ day of June, 2011.

Attest:           GeoGlobal Resources Inc.

/s/ Patti Price                                                                    /s/ Paul B. Miller
Patti Price, Secretary                                                                Paul B. Miller, President

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APPENDIX:
FORM OF PROXY

GEOGLOBAL RESOURCES INC.
SUITE #200, 625 - 4 AVENUE S.W.
CALGARY, ALBERTA    T2P 0K2     CANADA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul B. Miller, President and Chief Executive Officer and Patti J. Price, Corporate Secretary or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Marquis Room at the Palliser Fairmont Hotel,  133 – 9 Avenue SW, Calgary, Alberta, T2P 2M3 at 3:30pm Mountain Time on Thursday, the 9th of June, 2011, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement (receipt whereof is hereby acknowledged).

1.      Election of Directors

|__|           For all nominees listed below (except as marked to contrary below)

|__|           Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Jean Paul Roy                                                Paul B. Miller                                                Michael J. Hudson

David D. Conklin                                                Anoop Poddar

2.	Approve an Amendment of our Certificate of Incorporation to Increase the Number of Shares of Common Stock We are Authorized to Issue

Approval of the adoption of the Amendment

In Favor of |__|                                           Against |__|                                Abstain |__|

3.	Approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

In Favor of |__|                                           Against |__|                                Abstain |__|

4. Approve a non-binding advisory vote on the frequency of non-binding advisory votes on executive compensation every:

1 Year |__|                                2 Years |__|                                3 Years |__|                                Abstain |__|

5.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

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PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.   IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: ___________________, 2011

________________________________________

Signature

Title (if required)

______________________________________

Signature (if held jointly)